Yasheng Eco-Trade Corporation 8-K

Exhibit 10.1

JOINT VENTURE AGREEMENT

Agreement dated as of June 30, 2010 between Yasheng Eco-Trade Corporation, a Delaware corporation ("YASHENG"), and CMARK International, Inc. a South Carolina corporation ("CMARK").

WHEREAS, CMARK provides a wide array of services and products in the areas of construction, interior systems, and hospitality operations primarily to the U.S. Federal government and U.S. Federal government prime contractors;

WHEREAS, CMARK currently has a backlog of work as more fully described on Schedule A (the “Backlog”);

WHEREAS, YASHENG is in the process of developing a logistics center in Southern California and is registered as a vendor by the United States government as more fully described on Schedule B;

WHEREAS, YASHENG and CMARK desire to create a jointly owned company that will assist CMARK in implementing and executing the Backlog

All of the foregoing is to be upon the terms and subject to the conditions set forth in this Agreement.

The parties therefore agree as follows:

1.           Creation of the New Company

Immediately following the execution of this Agreement, YASHENG and CMARK shall cause to be organized, under the laws of NEVADA or such other state as the parties may agree, a corporation to be named "CMARK TRADE CORP" or such other name upon which the parties may agree ("NEWCORP").  The charter documents and by-laws of NEWCORP shall be consistent with the provisions of this Agreement.  Promptly after the creation of NEWCORP, YASHENG and CMARK shall cause NEWCORP to execute and deliver to such parties a letter in which NEWCORP agrees to be bound by the terms and conditions of this Agreement with the same force and effect as if NEWCORP were an original party hereto.

2.           Issuance of Capital Stock

The authorized capital of NEWCORP shall consist of 100,000 shares of Common Stock, par value $0.0001 per share ("Shares"). Upon the creation of NEWCORP, YASHENG shall subscribe for 50 Shares at an aggregate purchase price of $1.000 ($20 per Share), and CMARK shall subscribe for 50 Shares at an aggregate purchase price of $1,000 ($20 per Share).

3.           Operations

NEWCORP shall assist CMARK in the implementation and servicing of the Backlog and NEWCORP shall not engage in any other business without the prior consent of the parties hereto.

4.           Board of Directors; Management

So long as each of the Shareholders and its Affiliates continue to own a number of outstanding Shares that is equal to the number of Shares owned by the other Shareholder and its Affiliates, NEWCORP shall have a Board consisting of two members, one of whom (initially William Lieberman) shall be designated by YASHENG, and one of whom (initially Charles W. Jones) shall be designated by CMARK.  If any designee of a party ceases to serve as a member of the Board, whether as a result of such member's removal or resignation or otherwise, the party which designated such member shall designate a new director in his place.  Charles W. Jones shall be appointed as Chief Executive Officer of Newco and William Lieberman shall be appointed as President and Chief Financial Officer.

5.           Restrictions on Transfer of Shares

5.1  Restrictions on Transfer.  Neither party hereto may transfer any or all of its or his Shares except when consented to by the non-transferring party in writing.  Any purported transfer in any other manner shall be void.  For purposes of this Agreement, the term "transfer," as to any Shares, means any sale, exchange, assignment, gift, bequest, the creation of any option or right to purchase, lien, security interest or other encumbrance, and any other disposition of any kind, whether voluntary or involuntary, affecting title to, possession of or voting rights in respect of such Shares or any interest therein.

5.2  Legend.  All certificates representing Shares from time to time owned by either party or its permitted transferees shall have endorsed upon the face thereof a legend substantially as follows:

"Transfer of the shares of stock represented by this certificate is restricted by an agreement dated June 20, 2010 among the shareholders of the corporation, which agreement contains provisions prohibiting the transfer of the shares represented by this certificate unless consented to by the non-transferring party in writing."

6.           Accounting, Inspection

6.1  Fiscal Year.  The fiscal year of NEWCORP shall be the calendar year.

6.2  Books and Records; Reporting.  NEWCORP shall keep true and accurate accounts, books and records of its operations in accordance with generally accepted accounting principles consistently applied to businesses of the type and size of NEWCORP.  NEWCORP's financial statements shall be audited annually by a firm of certified public accountants appointed by NEWCORP.  Copies of such financial statements, together with the report of such firm, shall promptly be given to each party.

6.3  Inspection.  Each party and its authorized representatives shall have the right at any time during reasonable business hours and without notice to visit and inspect the properties of NEWCORP, to examine its books of account and corporate records and to make copies thereof and to discuss the affairs, finances and accounts thereof with its officers, employees and agents.

7.           Representations and Warranties

Each party hereby represents and warrants to the other that:

7.1  Such party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has full corporate power and authority to carry on its business where and as now conducted, to own, lease, use and operate its properties as now conducted and to execute and deliver this Agreement and the agreements referred to in Section 5 to which it is a party, and to perform its obligations hereunder and thereunder.

7.2  The execution, delivery and performance by such party of this Agreement has been duly and validly authorized by all necessary corporate proceedings (including, but not limited to, approval by the board of directors and, if necessary, shareholders).  This Agreement has been duly executed and delivered by such party and constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms.

7.3  Neither the execution and delivery of this Agreement or the agreements referred to in Section 5 to be executed by such party, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate or result in a breach of or default under (x) any of the present provisions of the certificate of incorporation or by-laws (or other governing instrument) of such party or (y) any mortgage, indenture, contract, agreement, license, franchise, permit, instrument, trust, power, judgment, decree, order, ruling or federal or state statute or regulation to which such party is presently a party or by which it or its properties may be subject, (ii) result in the creation or imposition of any lien, claim, charge, restriction or encumbrance of any kind whatsoever upon, or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any properties, assets, business, agreements or contracts of such party or (iii) require any consent, approval or waiver of, filing with, or notification to any person (including, without limitation, any governmental or regulatory authority).

7.4  No investigation, action, suit or proceeding before any court or any governmental or regulatory authority has been commenced, and no investigation, action, suit or proceeding by any governmental or regulatory authority has been threatened, against such party or any of its principals, officers or directors (i) seeking to restrain, prevent, delay or change the transactions contemplated hereby, (ii) questioning the validity or legality of this Agreement or the transactions contemplated hereby, (iii) seeking damages in connection with any of such transactions or (iv) seeking to restrict the businesses or operations presently carried on by such party.

IN WITNESS THEREOF, YASHENG and CMARK have caused this Agreement to be executed on the date first above written intending to be legally bound as of that date.

YASHENG ECO-TRADE CORPORATION		CMARK INTERNATIONAL, INC,

By:	/s/ William Lieberman	By:	/s/ Charles W. Jones Jr.
Name:	William Lieberman	Name:	Charles W. Jones Jr.
Title:	Acting President	Title:	President